Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Full Year 2021 Results

Sugar Land, Texas, February 24, 2022 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its fourth quarter and full year ended December 31, 2021.

“This quarter saw continued elevated demand in our CATV market, which we believe will continue to remain favorable into 2023, improved conditions in the datacenter market and ongoing volatility in the telecom market,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We are very pleased to report that we have also received our first volume orders for 400G products, from two different datacenter customers.”

“For the fourth quarter, our revenue and non-GAAP EPS came in in-line with our expectations but our gross margin came in below our expectations due to an unfavorable product mix coupled with unanticipated supply chain and logistics costs,” said Stefan Murry, Chief Financial Officer and Chief Strategy Officer. “We are very focused on margin and believe that we can achieve gross margin improvements as we move through the year, driven by newer product rollouts, like our 400G transceivers, cost reduction efforts in our CATV business combined with a more favorable product mix.”

Fourth Quarter 2021 Financial Summary

•	GAAP revenue was $54.4 million, compared with $52.3 million in the fourth quarter of 2020 and $53.3 million in the third quarter of 2021.

•	GAAP gross margin was 14.9%, compared with 21.6% in the fourth quarter of 2020 and 15.3% in the third quarter of 2021. Non-GAAP gross margin was 17.6%, compared with 27.5% in the fourth quarter of 2020 and 19.9% in the third quarter of 2021.

•	GAAP net loss was $14.5 million, or $0.54 per basic share, compared with net loss of $13.4 million, or $0.57 per basic share, in the fourth quarter of 2020, and a net loss of $15.8 million, or $0.58 per basic share, in the third quarter of 2021.

•	Non-GAAP net loss was $5.5 million, or $0.20 per basic share, compared with non-GAAP net loss of $4.8 million, or $0.20 per basic share in the fourth quarter of 2020, and a non-GAAP net loss of $5.3 million, or $0.20 per basic share in the third quarter of 2021.

Full Year 2021 Financial Summary

•	GAAP revenue was $211.6 million, compared with $234.6 million in 2020.
•	GAAP gross margin was 17.8%, compared with 21.5% in 2020. Non-GAAP gross margin was 21.7% compared to 24.9% in 2020.
•	GAAP net loss was $54.2 million, or $2.01 per basic share, compared with net loss of $58.5 million, or $2.67 per basic share in 2020.
•	Non-GAAP net loss was $20.4 million, or $0.76 per basic share, compared with non-GAAP net loss of $20.0 million, or $0.92 per basic share in 2020.

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A reconciliation between all GAAP and non-GAAP information referenced above for the fourth quarters of 2021 and 2020 and full year 2021 and 2020 is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

First Quarter 2022 Business Outlook (+)

For the first quarter of 2022, the company currently expects:

•	Revenue in the range of $51 million to $54 million.
•	Non-GAAP gross margin in the range of 15.5% to 17.5%.
•	Non-GAAP net loss in the range of $8.3 million to $9.5 million, and non-GAAP loss per share in the range of $0.30 to $0.35 using approximately 27.5 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on February 24, 2022 to discuss its fourth quarter and full year 2021 results and outlook for its first quarter 2022 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 2670179.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the first quarter of 2022. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, June 30, 2021 and September 30, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-GAAP tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring adjustments to revenue in Q4 2020 and CY2020, but not in 2021, is a non-recurring customer credit. Included in our non-recurring expenses in Q4 2021 and Q4 2020 are certain one-time legal (if any) and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring (income) expense in the year ended December 2021, but not in 2020, were the effect of forgiveness of our PPP loan and the non-recurring sale and use tax expenses on various Research and Development purchases. And included in our non-recurring (income) expenses in the year ended December 31, 2020, but not in 2021, were a one-time customer reimbursement of certain incurred expenses, and non-recurring government subsidy income in our Taiwan subsidiary due to COVID-19. In computing our non-GAAP income tax expense (benefit), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, unamortized debt issuance costs associated with the extinguishment of debt, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for the Q4 2021 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the annual period ended December 31, 2021.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$41,136	$50,114
Accounts Receivable, Net	47,944	43,042
Notes receivable	8,148	401
Inventories	92,516	110,397
Prepaid Income Tax	1	2
Prepaid Expenses and Other Current Assets	4,334	5,213
Total Current Assets	194,079	209,169

Property, Plant And Equipment, Net	243,035	252,984
Land Use Rights, Net	5,856	5,854
Right of Use Asset	7,135	7,817
Intangible Assets, Net	3,836	3,999
Other Assets	518	982
TOTAL ASSETS	$454,459	$480,805

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$34,402	$29,482
Accrued Expenses	15,587	18,511
Current Lease Liability	1,081	1,030
Bank Acceptance Payable	8,198	15,860
Current Portion of Notes Payable and Long Term Debt	49,689	38,265
Total Current Liabilities	108,957	103,148

Notes Payable and Long Term Debt	5,000	13,904
Convertible Senior Notes	78,680	77,854
Other Long-Term Liabilities	7,252	8,008
TOTAL LIABILITIES	199,889	202,914

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	254,570	277,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$454,459	$480,805

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenue
Datacenter	$24,928	$32,305	$97,188	$173,437
CATV	25,200	15,937	94,538	37,944
Telecom	3,288	3,492	16,248	21,092
FTTH	173	42	956	110
Other	819	550	2,635	2,040
Total Revenue	54,408	52,326	211,565	234,623

Total Cost of Goods Sold	46,314	41,049	173,850	184,082

Total Gross Profit	8,094	11,277	37,715	50,541

Operating Expenses:
Research and Development	9,229	10,826	41,220	43,393
Sales and Marketing	2,324	3,230	10,899	14,087
General and Administrative	10,167	10,382	42,362	41,903
Total Operating Expenses	21,720	24,438	94,481	99,383

Operating Loss	(13,626)	(13,161)	(56,766)	(48,842)

Other Income (Expense):
Interest Income	21	35	70	255
Interest Expense	(1,462)	(1,211)	(5,619)	(5,635)
Other Income	292	883	7,700	2,997
Foreign Exchange Gain (Loss)	237	19	455	1
Total Other Expense:	(912)	(274)	2,606	(2,382)

Net loss before Income Taxes	(14,538)	(13,435)	(54,160)	(51,224)

Income Tax Expense	(2)	(4)	(2)	(7,228)

Net loss	$(14,540)	$(13,439)	$(54,162)	$(58,452)

Net loss per share attributable to common stockholders
basic	$(0.54)	$(0.57)	$(2.01)	$(2.67)
diluted	$(0.54)	$(0.57)	$(2.01)	$(2.67)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	27,173	23,626	26,912	21,867
diluted	27,173	23,626	26,912	21,867

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

GAAP revenue	$54,408	52,326	$211,565	$234,623
Non-recurring customer credit	–	449	–	449
Non-GAAP revenue	$54,408	$52,775	$211,565	$235,072

GAAP total gross profit (a)	$8,094	$11,277	$37,715	$50,541
Non-recurring customer credit	–	449	–	449
Share-based compensation expense	196	225	886	937
Non-recurring expense	32	–	118	971
Expenses associated with discontinued products	1,242	2,585	7,212	5,582
Non-GAAP total gross profit (a)	$9,564	$14,536	$45,931	$58,480

GAAP net loss	$(14,540)	$(13,439)	$(54,162)	$(58,452)
Non-recurring customer credit	–	449	–	449
Amortization of intangible assets	151	149	600	579
Share-based compensation expense	3,199	3,242	12,123	13,046
Non-recurring (income) expense	531	(95)	(5,174)	(90)
Expenses associated with discontinued products	1,242	2,585	7,212	5,583
Non-cash expenses associated with discontinued products	1,173	661	4,811	3,133
Unrealized exchange loss (gain)	(339)	(669)	703	(856)
Non-GAAP tax benefit	3,101	2,276	13,466	16,572
Non-GAAP net loss	$(5,482)	$(4,841)	$(20,421)	$(20,036)

GAAP diluted net loss per share	$(0.54)	$(0.57)	$(2.01)	$(2.67)
Non-recurring customer credit	–	0.02	–	0.02
Amortization of intangible assets	0.01	0.01	0.02	0.03
Share-based compensation expense	0.12	0.14	0.45	0.60
Non-recurring (income) expense	0.02	(0.01)	(0.19)	(0.01)
Expenses associated with discontinued products	0.05	0.11	0.27	0.26
Non-cash expenses associated with discontinued products	0.04	0.03	0.18	0.13
Unrealized exchange loss (gain)	(0.01)	(0.03)	0.02	(0.04)
Non-GAAP tax benefit	0.11	0.10	0.50	0.76
Non-GAAP diluted net loss per share	$(0.20)	$(0.20)	$(0.76)	$(0.92)

Shares used to compute diluted loss per share	27,173	23,626	26,912	21,867
Shares used to compute diluted earnings per share	27,173	23,626	26,912	21,867

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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